Exhibit 99.1

PRESS RELEASE

November 22nd 2023

5E ADVANCED MATERIALS RECEIVES EPA AUTHORIZATION

The company is set to become the first new U.S. producer of boron in decades, re-shoring critical materials needed for the decarbonization and global energy markets

HESPERIA, California, November 22, 2023 (GLOBE NEWSWIRE) – 5E Advanced Materials, Inc. (Nasdaq: FEAM) (ASX: 5EA) (“5E” or “the Company”), a boron and lithium company with U.S. government Critical Infrastructure designation for its 5E Boron Americas Complex, today confirmed that it has received authorization to begin the in-situ mining process from the Environmental Protection Agency (“EPA” or “Agency”).

5E completed the testing activities focused on extracting boron and lithium as part of its Underground Injection Control (UIC) permit. The comprehensive testing program ensures that the Company and its 5E Boron Americas Complex are positioned to commence initial operations safely and efficiently. Pursuant to the authorization, 5E will continue to engage with EPA in 2024 to modify its UIC permit to update the permit terms associated with monitoring, modeling, and injection intervals to facilitate long-term injection and operations and maximize boron and lithium extraction. As announced on November 10, 2023, 5E is currently restructuring its capital position to strengthen the balance sheet to fund the commencement of operations.

“Our team has worked diligently over the last few years to meet the necessary requirements put forth by the Agency, ensuring that every step aligns with the highest standards of environmental stewardship and operational excellence. I want to thank the entire 5E team for the relentless efforts undertaken to reach this key milestone,” said Susan Brennan, Chief Executive Officer of 5E Advanced Materials. “This authorization represents the beginning of an exciting new chapter for our Company as we are now authorized to commence in-situ mining and plant operations at the 5E Boron Americas Complex. We look forward to carrying this momentum forward as we move along our path towards becoming a leading global producer of boric acid and lithium.”

Brennan concluded, “the Company expects to begin initial production in early calendar year 2024 from the 5E Boron Americas Complex. This is a significant inflection point for the Company, unlocking the pathway to commercial production. Our vision is to enable decarbonization and clean energy production through our long life, multi-generation asset. 5E now becomes the next domestic producer of critical materials and strengthens the U.S. supply chain.”

About 5E Advanced Materials, Inc.

5E Advanced Materials, Inc. (Nasdaq: FEAM) (ASX: 5EA) is focused on becoming a vertically integrated global leader and supplier of boron specialty and advanced materials, complemented by lithium co-product production. The Company’s mission is to become a supplier of these critical materials to industries addressing global decarbonization, food and domestic security. Boron and lithium products will target applications in the fields of electric transportation, clean energy infrastructure, such as solar and wind power, fertilizers, and domestic security. The business strategy and objectives are to develop capabilities ranging from upstream extraction and product sales of boric acid, lithium carbonate and potentially other co-products, to downstream boron advanced material processing and development. The business is based on our large domestic boron and lithium resource, which is located in Southern California and designated as Critical Infrastructure by the Department of Homeland Security’s Cybersecurity and Infrastructure Security Agency.

Forward Looking Statements and Disclosure

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact included in this press release regarding our business strategy, plans, goal, and objectives are forward-looking statements. When used in this press release, the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “budget,” “target,” “aim,” “strategy,” “estimate,” “plan,” “guidance,” “outlook,” “intent,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on 5E’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the extraction of the critical materials we intend to produce and advanced materials production and development. These risks include, but are not limited to: our limited operating history in the borates and lithium industries and no revenue from our proposed extraction operations at our properties; our need for substantial additional financing to execute our business plan and our ability to access capital and the financial markets; our status as an exploration stage company dependent on a single project with no known Regulation S-K 1300 mineral reserves and the inherent uncertainty in estimates of mineral resources; our lack of history in mineral production and the significant risks associated with achieving our business strategies, including our downstream processing ambitions; our incurrence of significant net operating losses to date and plans to incur continued losses for the foreseeable future; risks and uncertainties relating to the development of the Fort Cady project, including our ability to timely and successfully complete our Small Scale Boron Facility; our ability to obtain, maintain and renew required governmental permits for our development activities, including satisfying all mandated conditions to any such permits; and other risks. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. No representation or warranty (express or implied) is made as to, and no reliance should be place on, any information, including projections, estimates, targets, and opinions contained herein, and no liability whatsoever is accepted as to any errors, omissions, or misstatements contained herein. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as to the date of this press release.

For additional information regarding these various factors, you should carefully review the risk factors and other disclosures in the Company’s Form 10-K filed on August 30, 2023. Additional risks are also disclosed by 5E in its filings with the U.S. Securities and Exchange Commission throughout the year, including its Form 10-K, Form 10-Qs and Form 8-Ks, as well as in its filings under the Australian Securities Exchange. Any forward-looking statements are given only as of the date hereof. Except as required by law, 5E expressly disclaims any obligation to update or revise any such forward-looking statements. Additionally, 5E undertakes no obligation to comment on third party analyses or statements regarding 5E’s actual or expected financial or operating results or its securities.

For further information contact:

Davis Snyder or Joseph Caminiti Alpha IR Group FEAM@alpha-ir.com Ph: +1 (312) 445-2870	J.T. Starzecki Chief Marketing Officer jstarzecki@5eadvancedmaterials.com Ph: +1 (612) 719-5076